Exhibit 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Form S-4 Registration Statement of our auditors' report dated January 15, 1997, with respect to the financial statements of Bank of Northumberland, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.

         We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement, which is part of the abovementioned Registration Statement.

                                                   /s/ Goodman & Company, L.L.P.



Richmond, Virginia
November 20, 1997